                                 TELKONET, INC.
                               902-A COMMERCE ROAD
                            ANNAPOLIS, MARYLAND 21401

                             -----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

         The 2003 Annual Meeting of Stockholders of Telkonet, Inc. will be held at the Radisson Hotel, 511 Lexington Avenue, New York, New York, Dynasty Restaurant, 2nd Floor, on Friday, September 4, 2003 at 5:00 p.m. local time for the following purposes:

         1. To elect five (5) directors, each to serve until the next annual meeting of stockholders and until his successor has been elected and qualified;

         2. To ratify options granted under Telkonet's Amended and Restated Stock Incentive Plan;

         3.       To ratify the appointment of independent accountants for 2003;
                  and

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on July 30, 2003 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

         All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, we urge you to complete, sign, date and return the enclosed proxy card in the enclosed envelope as promptly as possible.

                                            By order of the Board of Directors,

                                            /s/ Robert P. Crabb
                                            -------------------
                                            Robert P. Crabb
                                            Secretary
Dated:  June 30, 2003

                             YOUR VOTE IS IMPORTANT.
              PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD
          IMMEDIATELY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                 TELKONET, INC.

                                 PROXY STATEMENT

         This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Telkonet, Inc. for use at Telkonet's 2003 Annual Meeting of Stockholders, to be held at the Radisson Hotel, 511 Lexington Avenue, New York, New York, Dynasty Restaurant, 2nd Floor, on Friday, September 4, 2003 at 5:00 p.m. local time, and at any adjournment or postponement of the annual meeting. This proxy statement, the accompanying proxy card and Telkonet's Annual Report to Stockholders for the fiscal year ended December 31, 2002 are first being sent to stockholders on or about August 5, 2003.

         The solicitation of proxies is made by and on behalf of Telkonet's Board of Directors. The cost of the solicitation of proxies will be borne by Telkonet. In addition to solicitation of proxies by mail, employees of Telkonet or its affiliates may solicit proxies by telephone or facsimile.

         The Board of Directors has fixed the close of business on June 30, 2003 as the record date for determining the holders of shares of common stock who are entitled to notice of, and to vote at, the annual meeting. At the close of business on June 30, 2003, Telkonet had outstanding 15,977,795 shares of common stock, par value $0.001 per share. Each stockholder is entitled to one vote per share of Telkonet's common stock registered in such stockholder's name on Telkonet's books as of the close of business on July 30, 2003.

         Shares of common stock represented by properly executed proxies received at or prior to the annual meeting that have not been revoked will be voted at the annual meeting in accordance with the instructions indicated on the proxies. Stockholders are requested to complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-prepaid envelope to ensure that their shares are voted. If the enclosed proxy is signed and returned, the shares represented thereby will be voted in accordance with any specification made therein by the stockholder. In the absence of any such specification, the shares will be voted to elect each of the director nominees set forth under "Election of Directors" below, for each proposal set forth under "Ratification of Options Granted Under the Telkonet, Inc. Stock Incentive Plan" and "Ratification of Appointment of Independent Public Accountants," and in the discretion of management on any other matter which may properly come before the annual meeting.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Attendance at the annual meeting will not, in and of itself, revoke a proxy. Proxies may be revoked by:

         o Filing with the Secretary of Telkonet, at or before the taking of the vote at the annual meeting, a written notice of revocation dated later than the proxy;

         o Executing a later dated proxy relating to the same shares of common stock and delivering it to the Secretary of Telkonet, including by facsimile, before the taking of the vote at the annual meeting; or

         o        Attending the annual meeting and voting in person.

         Any written revocation or subsequent proxy should be sent so as to be delivered to Telkonet, Inc., 902-A Commerce Road, Annapolis, Maryland 21401,
Attention: Corporate Secretary, or hand delivered to the Secretary of Telkonet or his representative at or before the taking of the vote at the annual meeting.

         If the annual meeting is postponed or adjourned, proxies given pursuant to this solicitation will be utilized at any subsequent reconvening of the annual meeting, except for any proxies that previously have been revoked or withdrawn effectively, and notwithstanding that proxies may have been effectively voted on the same or any other matter previously.

         Telkonet's bylaws provide that the holders of a majority of the outstanding Telkonet shares, present in person or by proxy, will constitute a quorum, and that the affirmative vote of a majority of the shares represented at the annual meeting and constituting a quorum is required for approval of any proposal brought before the annual meeting, unless a greater proportion or number of votes is required by law or by Telkonet's certificate of incorporation or bylaws. The election of directors will require the affirmative vote of a majority of the shares present at the annual meeting and constituting a quorum. Abstentions and broker non-votes will be deemed present for purposes of constituting a quorum and will have the same legal effect as a vote "against" each nominee for the Board of Directors and all proposals presented at the annual meeting.

                          ITEM 1. ELECTION OF DIRECTORS

         Telkonet's bylaws establish the number of directors at not less than three members. Pursuant to the bylaws, the Board of Directors may increase or decrease the number of members of the Board of Directors. The Board of Directors has established the number of directors at five. At the annual meeting, the shares represented by properly executed proxies, unless otherwise specified, will be voted for the election of the five nominees named herein, each to serve until the next annual meeting and until his successor is duly elected and qualified.

         If for any reason any of the nominees is not a candidate when the election occurs (which is not expected), the Board of Directors expects that proxies will be voted for the election of a substitute nominee designated by the Board of Directors. The following information is furnished concerning each nominee for election as a director.

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
               STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

       Director Name            Age                      Position                       Since
       -------------            ---                      --------                       -----
Warren V. Musser                76                Chairman of the Board                  2003

Ronald W. Pickett               55                 President & Director                  2003

A. Hugo DeCesaris               44                       Director                        2001

David W. Grimes                 65                       Director                        2000

Stephen L. Sadle                57          Chief Operating Officer & Director           2000


         WARREN V. MUSSER, Chairman of the Board of Directors, has taken over 50 companies public during his distinguished and successful career as an entrepreneur. A partial list of his accomplishments include: The Musser Group, Chairman Emeritus, Safeguard Scientifics, Inc. (formerly Safeguard Industries, Inc.), Chairman of the Board and Chief Executive Officer, Safeguard Scientifics, Inc., Founder, Chairman of the Board and President, Lancaster Corporation (became Safeguard Industries, Inc.), Founder & President, Musser and Company, Inc. (Investment Banking Firm). In addition, Mr. Musser is a Director of CompuCom Systems, Inc. and Internet Capital Group, Inc., Vice Chairman of Nutri/System, Inc. and Eastern Technology Council and Chairman of Economics, PA. He also serves as the Vice President/Development, Cradle of Liberty Council of the Boy Scouts of America.

         RONALD W. PICKETT, President & Director, fostered the development of Telkonet since 1999 as the Company's principal investor and co-founder of the Company. He also was the founder, and for twenty years served as Chairman of the Board of Directors and President, of Medical Advisory Systems, Inc., which is now named Digital Angel Corporation (AMEX: "DOC"). A graduate of Gordon College, Mr. Pickett has engaged in various entrepreneurial activities for 35 years.

         DAVID W. GRIMES, Director, is a co-founder of Telkonet. From 1963 to 1982, Mr. Grimes was a senior executive with NASA, heading the $200 million per year Delta Program. He also was founder, and from 1982 to 1989 served as Chief Executive Officer, of Transpace Carriers Inc., a venture to commercialize the Delta launch vehicle. From 1989 to 1992, he was the Engineering Division Director at EER Inc., with supervisory responsibility for more than 100 engineers and technicians on electrical mechanical and thermal tasks for Goddard Space Flight Center. From 1992 to 1999, Mr. Grimes served as Chief Engineer for Final Analysis, Inc. and led the design and development of the Low Earth Orbit constellation of 38 satellites for use in global store and forward communications. Mr. Grimes is a recognized expert in space and ground communications systems.

         STEPHEN L. SADLE, Director and Chief Operating Officer, is a co-founder of Telkonet. From 1970 to 1986 Mr. Sadle was president of a successful infrastructure construction and development company in the Washington, D.C. metro area. From 1986 to 1999, he was Vice President of Business Development and Sales for The Driggs Corporation, a major heavy and infrastructure firm interfacing with both government and the private sectors. From 1999 to 2000, Mr. Sadle was Vice President and General Sales Manager of Internos, a provider of web-based vertical intranet applications, and developed operating extranets in the transportation and construction industries.

         A. HUGO DECESARIS, a Director, has over 25 years experience in the homebuilding industry with Washington Homes, Inc., where he served as Vice President and a member of the Board of Directors. In January of 2001, Washington Homes, Inc. became a wholly-owned subsidiary of K. Hovnanian Enterprises, Inc. and is now one of the top ten homebuilders in the nation. Mr. DeCesaris is currently the Regional Vice President for the Maryland Division of Washington Homes, Inc., President and owner of Southern Maryland's largest Marina and a member of the Board of Directors of MNCBIA Volume Builders Council.

MEETINGS OF THE BOARD OF DIRECTORS

         During the fiscal year ended December 31, 2002, the Board of Directors held 9 regular and special meetings, which all directors attended. Telkonet does not have any standing committees of the Board of Directors. DIRECTORS'

COMPENSATION

         Telkonet reimburses non-management directors for costs and expenses in connection with their attendance and participation at Board of Directors meetings and for other travel expenses incurred on Telkonet's behalf. Telkonet compensates each non-management director $250.00 for each meeting of the Board of Directors.

EXECUTIVE OFFICERS

         The following table furnishes the information concerning Telkonet's executive officers as of March 26, 2003.

                  Name                 Age                  Title
                  ----                 ---                  -----
            Ronald W. Pickett          55                  President

            Robert P. Crabb            55                  Secretary

            E. Barry Smith             52           Chief Financial Officer

            Stephen Sadle              56           Chief Operating Officer

            James Landry               49         Vice President, Engineering

         E. BARRY SMITH, Chief Financial Officer, is a CPA and senior financial executive with diversified experience in both public and private companies. Mr. Smith's background includes big-four public accounting experience with the firm of Deloitte & Touche, Senior Financial Partner with over 15 years executive management experience with Safeguard Scientifics, Inc. and their partner companies including: ThinAirApps, Inc. (Wireless Application Provider-sold to Palm, Inc.) and Tangram Enterprise Solutions (Software/Hardware for PC/LAN Mainframe Connectivity and Enterprise Software Management). Mr. Smith's experience also includes, Vice President of Finance & Administration for US Golf Management (Public/Private Golf Course & Restaurant Management), Vice President of Finance for International Communications Research (Market Research & Database Services) and Treasurer for The Chilton Company (Publishing).

         JAMES LANDRY, Vice President, Engineering, has over 18 years experience in developing communications hardware for the enterprise/carrier market with 3Com, US Robotics, Penril Datacomm and Data General. While at 3Com/US Robotics, he was singularly responsible for the development of the xDSL product line as well as a number of modems and interface cards. At Penril, he served as the product development leader for the Series 1544 multiplexer/channel bank and at Data General he was technical leader of system integration for ISDN WAN. Mr. Landry brings a wealth of practical design leadership and a solid history of delivering products to the marketplace. He holds four United States patents.

         ROBERT P. CRABB, Secretary, has over 35 years of sales, marketing and corporate management experience, including a career in sales and management with the Metropolitan Life Insurance Company. His entrepreneurial expertise also includes public company administration, financial consulting and commercial/residential real estate development. Mr. Crabb oversees the Company's public company administration and corporate governance, is a former Director of Telkonet and has been involved with the Company since 1999.

                  ITEM 2. RATIFICATION OF OPTIONS GRANTED UNDER
          THE AMENDED AND RESTATED TELKONET, INC. STOCK INCENTIVE PLAN

         In January 2003 options to acquire a total of 7,325,000 shares of the Telkonet's common stock were issued pursuant to the Telkonet, Inc. Stock Incentive Plan by the Board of Directors. Among the options issued in January, 2003 were options issued to the following directors and executive officers of
Telkonet:

                                             NUMBER SHARES SUBJECT TO
                NAME                                 PURCHASE
                ----                                 --------

                David Grimes                          900,000

                Peter Musser                         2,000,000

                Howard Lubert (1)                    1,000,000

                Stephen Sadle                         900,000

                Robert Crabb                          500,000

                James Landry                          125,000

                E. Barry Smith                        350,000

         -------------
         (1) Mr. Lubert was appointed as Chief Executive Officer on January 1, 2003. Mr. Lubert resigned effective June 16, 2003 at which time 83,333 options vested and the remaining 916,667 options were cancelled.


         The foregoing options entitle the holder to purchase shares of Telkonet common stock at $1.00 per share and vest ratably over twelve quarters beginning January 1, 2003. Stockholder approval is not required for the issuance of the options under the Stock Incentive Plan or federal securities laws. However, stockholder ratification of the options may allow the holders of these options to have the benefit of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 which, among other things, exempts certain grants of options to officers and directors of Telkonet from the provisions of Section 16(b) of the Exchange Act.

               THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
                            VOTE FOR THIS PROPOSAL.

                     ITEM 3. RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Russell, Bedford, Stefanou and Mirchandani, LLP as Telkonet's independent public accountants for 2003. Although ratification by stockholders is not required, the Board of Directors requests that stockholders ratify this appointment. If ratification is not obtained, the Board of Directors will reconsider this appointment. Telkonet has been advised that representatives of Russell, Bedford, Stefanou and Mirchandani will be present at the annual meeting. They will be afforded the opportunity to make a statement, should they desire to do so, and respond to appropriate questions.

               THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
                             VOTE FOR THIS PROPOSAL.

                                  OTHER MATTERS

         The Board of Directors is not aware of any other matter that may be presented for action at the annual meeting. If any other matter comes before the annual meeting, the persons named in the enclosed proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the hdiscretionary authority granted by the proxy.

                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

         The following tables set forth, as of March 26, 2003, the number of shares of Telkonet's common stock beneficially owned by each director and executive officer of Telkonet, by all directors and executive officers as a group, and by each person known by Telkonet to own beneficially more than 5.0% of the outstanding common stock.

                                  SHARES BENEFICIALLY
BENEFICIAL OWNER (1)                     OWNED                PERCENT OF CLASS
----------------                         -----                ----------------

Howard Lubert
435 Devon Park Drive
Building 500
Wayne, PA 19087                       83,333 (2)                       0.5%

E. Barry Smith
435 Devon Park Drive
Building 500
Wayne, PA 19087                       29,167 (3)                       0.2%

Stephen Sadle,
902-A Commerce Road
Annapolis, MD 21401                  3,796,600 (4)                    24.0%

James Landry
902-A Commerce Road
Annapolis, MD 21401                   118,429 (5)                      0.7%

Robert P. Crabb
902-A Commerce Road
Annapolis, MD 21401                   41,667 (6)                       0.3%

Warren V. Musser
435 Devon Park Drive
Building 500
Wayne, PA 19087                       166,667 (7)                      1.0%

Ronald W. Pickett
902-A Commerce Road
Annapolis, MD 21401                    2,658,964                      16.9%

                                  SHARES BENEFICIALLY
BENEFICIAL OWNER (1)                     OWNED                PERCENT OF CLASS
----------------                         -----                ----------------

David Grimes
902-A Commerce Road
Annapolis, MD 21401                  1,373,000 (8)                     8.7%

L. Peter Larson
902-A Commerce Road
Annapolis, MD 21401                  2,505,285 (9)                    15.0%

Hugo DeCesaris
902-A Commerce Road
Annapolis, MD 21401                 1,375,000 (10)                     8.3%

Jenson and Associates,
5525 South 900 East
Suite 110
Salt Lake City, Utah  84117            1,980,000                      12.6%

All directors and executive
officers as a group                   12,148,112                      67.0%

--------------------
(1) Unless otherwise indicated, each person has sole power to vote and dispose, or direct the disposition of, all shares of common stock beneficially owned, subject to applicable community property and similar laws.
(2) Includes immediately exercisable options to purchase 83,333 shares of Telkonet common stock at $1.00 per share.
(3) Includes immediately exercisable options to purchase 29,167 shares of Telkonet common stock at $1.00 per share.
(4) Includes immediately exercisable options to purchase 75,000 shares of Telkonet common stock at $1.00 per share.
(5) Includes immediately exercisable options to purchase 118,429 shares of Telkonet common stock at $1.00 per share.
(6) Includes immediately exercisable options to purchase 41,667 shares of Telkonet common stock at $1.00 per share.
(7) Includes immediately exercisable options to purchase 166,667 shares of Telkonet common stock at $1.00 per share.
(8) Includes immediately exercisable options to purchase 75,000 shares of Telkonet common stock at $1.00 per share.
(9) Includes immediately exercisable options to purchase 1,000,000 shares of Telkonet common stock at $1.00 per share.
(10) Includes an immediately exercisable warrant to purchase 815,000 shares of Telkonet common stock at $0.50 per share.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

         The following table sets forth information concerning the annual and long-term compensation for services in all capacities to Telkonet for the fiscal year ended December 31, 2002 for each of the three highest paid persons who are officers or directors of Telkonet.


                                              ANNUAL COMPENSATION
                                              -------------------

     NAME AND                                       BASE                                 OTHER ANNUAL
PRINCIPAL POSITION                 YEAR          SALARY($)           BONUS ($)         COMPENSATION($)
------------------                 ----          ---------           ---------         ---------------
J. Gregory Fowler (1)
Chief Executive Officer            2002          $ 114,000              $ 0                  $ 0

James Landry
Vice President, Engineering        2002          $ 116,000              $ 0                  $ 0

Stephen L. Sadle
Chief Operating Officer            2002          $ 130,000              $ 0                  $ 0

---------------------
(1) On January 30, 2002, Mr. Fowler was appointed Chief Executive Officer of Telkonet. Mr. Fowler resigned as Chief Executive Officer of Telkonet on December 12, 2002.

OPTION/SAR GRANTS

         The following table sets forth information concerning stock options granted in the fiscal year ended December 31, 2002, to the persons listed on the Summary Compensation Table.

                                                   PERCENT OF TOTAL
                           NUMBER OF SECURITIES   OPTIONS/SARS GRANTED    EXERCISE OF
                                UNDERLYING           TO EMPLOYEE IN        BASE PRICE     EXPIRATION
NAME                       OPTIONS/SARS GRANTED        FISCAL YEAR           ($/SH)          DATE
----                       --------------------        -----------           ------          ----
J. Gregory Fowler                 650,000                 22.9%              $ 1.00        1/29/2012


James Landry                      100,000                 3.5%               $ 1.00        2/15/2012


Stephen L. Sadle                 1,000,000                35.5%              $ 1.00        1/12/2012



AGGREGATED OPTION/SAR EXERCISES

         The following table summarizes information relating to stock option exercises during the year ended December 31, 2002 by those persons listed on the Summary Compensation Table.

                                         AGGREGATE OPTION EXERCISES IN 2002 AND
                                          OPTION VALUES AS OF DECEMBER 31, 2002


                                                      NUMBER OF SECURITIES UNDERLYING  VALUE OF UNEXERCISED IN-THE-MONEY
                                                          UNEXERCISED OPTIONS AT                  OPTIONS AT
                                                             DECEMBER 31, 2002                DECEMBER 31, 2002 (1)
                                                             -----------------                ---------------------
                            SHARES
                           ACQUIRED
                              ON        VALUE
NAME                       EXERCISE      REALIZED    EXERCISABLE       UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
----                       --------      --------    -----------       -------------      -----------      -------------
J. Gregory Fowler             0            $ 0         200,000             0                  $ 0               $ 0


James Landry                  0            $ 0          78,845             0                  $ 0               $ 0


Stephen L. Sadle         1,000,000(2)    $ 8,330          0                0                  $ 0               $ 0


-----------------------
(1) Based on a stock price of $0.55, which was the average of the high asked and low bid prices reported on December 31, 2002.
(2) Mr. Sadle sold 166,600 shares in a private sale in 2002 and returned the remaining 833,400 shares to the Company as part of a recapitalization. See, "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" on page 13 of this proxy statement.

                               COMPENSATION PLANS

         Telkonet maintains and administers the Telkonet, Inc. Stock Incentive Plan to advance the interests of Telkonet by encouraging and enabling acquisition of a financial interest in Telkonet by its officers, directors, consultants and key personnel. The Stock Incentive Plan is intended to aid Telkonet in attracting and retaining key employees, to stimulate the efforts of such personnel and to strengthen their desire to remain with Telkonet. The Stock Incentive Plan was adopted by the Board of Directors on April 24, 2002 and approved by Telkonet's stockholders in July 2002 at the annual meeting of stockholders. The Stock Incentive Plan was amended by the Board of Directors on June 23, 2003 to increase the number of shares of Telkonet common stock subject to the Stock Incentive Plan from 7,000,000 to 15,000,000 shares. Shares of the common stock subject to purchase pursuant to exercise of the options granted under this plan were registered on a Form S-8 Registration Statement Under The Securities Act of 1933 filed with the Securities and Exchange Commission on October 16, 2000 and amended on April 17, 2002. The material terms of this plan are summarized below.

         The Stock Incentive Plan may be administered by the Board of Directors or a committee designated by the Board of Directors which, if designated, would have full power and authority to determine when and to whom awards will be granted and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Stock Incentive Plan. Subject to the provisions of the Stock Incentive Plan, the Board of Directors may amend the terms and conditions of an outstanding award, with the consent of the optionee. The Board of Directors has full authority to interpret the Stock Incentive Plan and establish, amend or rescind rules and regulations for the administration of the Stock Incentive Plan.

         Any employee, officer, consultant, or director of Telkonet and its subsidiaries is eligible to receive awards under the Stock Incentive Plan.

         The Stock Incentive Plan provides for the issuance of up to 15,000,000 shares of Telkonet common stock, subject to adjustment in the event of stock dividends, recapitalization, stock splits, reorganizations, mergers, consolidations or other similar changes in the corporate or capital structure of Telkonet. If an option issued under the Stock Incentive Plan expires, or for any reason is terminated or unexercised with respect to any shares of Telkonet common stock, such shares shall again be available for issuance of options under the Stock Incentive Plan. The shares of common stock issued under the Stock Incentive Plan will be authorized but unissued shares or issued shares that have been reacquired by Telkonet.

         The types of awards that may be granted under the Stock Incentive Plan are stock options, restricted stock and stock appreciation rights. Options granted pursuant to the Stock Incentive Plan will not be transferable without the approval of the Board of Directors, other than by will or by the laws of descent and distribution. During the lifetime of a participant, an award may be exercised only by the participant to whom such award is granted.

         Non-qualified options may be granted under the Stock Incentive Plan. The Board of Directors will determine the exercise price of any option granted under the Stock Incentive Plan. Stock options will be exercisable at such times as the Board of Directors determines. Stock options may be exercised in whole or in part by payment in full of the exercise price in cash or, at the Board of Directors' discretion, (i) by delivery of shares of Telkonet common stock having a fair market value on the date of exercise equal to the exercise price; (ii) by withholding from the option shares of Telkonet common stock in satisfaction of all or part of the exercise price; (iii) by delivery of the optionee's full recourse promissory note in the amount of the exercise price; or (iv) by delivery of irrevocable instructions to a broker to deliver promptly to Telkonet, from the sale or loan proceeds with respect to the sale of Telkonet common stock or a loan secured by Telkonet common stock, the amount necessary to pay the exercise price.

         Unless earlier discontinued or terminated by the Board of Directors, no awards may be granted under the Stock Incentive Plan after September 14, 2010. The Stock Incentive Plan permits the Board of Directors to amend, alter, suspend, discontinue or terminate the Stock Incentive Plan at any time, except that no amendment to the Stock Incentive Plan shall (i) increase the maximum number of shares under the Stock Incentive Plan; (ii) materially modify the eligibility requirements for participation in the Stock Incentive Plan; or (iii) materially increase the benefits accruing to participants under the Stock Incentive Plan, except in accordance with Telkonet's certificate of incorporation.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         Mr. Larson, former Chief Executive Officer, was employed pursuant to an employment agreement for a three-year term that commenced June 19, 2000 and provided for an annual salary of $130,000 and bonuses and benefits based upon Telkonet's internal policies. Mr. Larson resigned from his employment on January 12, 2002.

         Mr. Sadle, Chief Operating Officer, is employed pursuant to an employment agreement for a three-year term that commenced June 19, 2000 and provides for an annual salary of $130,000 and bonuses and benefits based upon Telkonet's internal policies. On April 24, 2002, Mr. Sadle's employment agreement was amended to, among other things, extend the term through December 31, 2004.

         Mr. Fowler, former Chief Executive Officer, was employed pursuant to an employment agreement for a three-year term that commenced January 30, 2002 and provided for an annual salary of $130,000 and bonuses and benefits based upon Telkonet's internal policies. Mr. Fowler resigned effective December 12, 2002.

         Dr. Yaney, former Chief Technology Officer, was employed pursuant to an employment agreement for a three-year term that commenced February 15, 2002 and provided for an annual salary of $130,000 and bonuses and benefits based upon Telkonet's internal policies. Dr. Yaney resigned effective September 3, 2002.

         Mr. Landry, Vice President--Engineering, has been employed since September 24, 2001 with an annual salary of $160,000 with bonuses and benefits based upon Telkonet's internal policies.

         Mr. Pickett, President, is employed pursuant to an employment agreement that commenced January 30, 2003 and provides for an annual salary $100,000 and bonuses and benefits based upon Telkonet's internal policies.

         Mr. Smith, Chief Financial Officer, is employed pursuant to an employment agreement for a one-year term that commenced February 17, 2003 and provides for an annual salary of $130,000 and bonuses and benefits based upon Telkonet's internal policies.

         Mr. Lubert, former Chief Executive Officer, was employed pursuant to an employment agreement for a two-year term that commenced January 1, 2003 and provided for an annual salary of $130,000 and bonuses and benefits based upon Telkonet's internal policies. Mr. Lubert resigned effective June 16, 2003, however, Telkonet has agreed to pay Mr. Lubert's salary through December 17, 2004.

         In addition, under the Stock Incentive Plan, stock options are periodically granted to employees at the discretion of the Board of Directors. Executives of Telkonet are eligible to receive stock option grants, based upon individual performance and the performance of Telkonet as a whole.

AUDIT FEES

         The aggregate fees billed to Telkonet by its accountants for professional services rendered for the audit of Telkonet's annual financial statements for the fiscal year ended December 31, 2002 and the reviews of the financial statements included in Telkonet's Forms 10-QSB for the periods ending March 31, 2002, June 30, 2002 and September 31, 2002, respectively, were $36,438.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         During the fiscal year ended December 31, 2002, Telkonet's accountants did not engage in the direct or indirect operation or supervision of Telkonet's information system or manage Telkonet's local area network, the design or implementation of a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to Telkonet's financial statements.

ALL OTHER FEES

         The aggregate fees billed for services rendered by the principal public accountant other than those disclosed under audit fees and financial information systems design and implementation fees were $19,662 for the fiscal year ended December 31, 2002. This amount consists of fees associated with the preparation of Telkonet's tax returns. The Board of Directors has determined that the provision of these services is compatible with maintaining the principal accountant's independence.

         The Board of Directors has reviewed and discussed the audited financial statements with Telkonet management and has discussed the matters pertaining to SAS 61 with Telkonet's independent accountants. The Board of Directors has also received the written disclosures and the letter from Telkonet's independent accountants required by Independent Standards Board Standard No. 1 and has discussed with the independent accountants the independent accountant's independence. Based upon its review of the foregoing materials and its discussions with Telkonet's management and independent accountants, the Board of Directors determined that the audited financial statements be included in Telkonet's Annual Report on Form 10-KSB for the year ended December 31, 2002.

COMPLIANCE WITH REPORTING REQUIREMENTS OF SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Pursuant to Section 16(a) of the Exchange Act, Telkonet's directors, executive officers and any person holding 10.0% or more of its common stock are required to report their beneficial ownership and any changes therein to the United States Securities and Exchange Commission. Specific due dates for these reports have been established and Telkonet is required to report herein any failure to file such reports by those due dates. Based solely on review of the copies of such reports furnished to Telkonet or written representations that no other reports were required, Telkonet believes that, during 2002, its executive officers, directors and greater than 10.0% beneficial owners complied with all applicable Section 16(a) reporting requirements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         STOCK REPURCHASES

         On January 12, 2002, the Board of Directors approved a plan authorizing the repurchase of certain shares of, and options to purchase, Telkonet common stock owned by Messrs. Grimes, Larson and Sadle. Each of Messrs. Grimes, Larson and Sadle, at the time of the stock repurchase, owned in excess of five percent of the issued and outstanding shares of Telkonet common stock. and were directors and executive officers of Telkonet.

         As part of the stock repurchase, Mr. Grimes surrendered 3,721,918 shares of Telkonet common stock and options to purchase 160,000 shares of Telkonet common stock owned by him. In consideration of the surrender of these shares and options, Telkonet retained Mr. Grimes as a consultant for a period of three years and issued to Mr. Grimes fully vested options to purchase 1,000,000 shares of Telkonet common stock at fair market value on the date of exercise, but not less than $1.00 per share. In addition, Mr. Grimes agreed that certain shares of Telkonet common stock owned by him would be subject to a 36-month lock-up agreement under which 50,000 shares would be released on each of December 1, 2002 and December 1, 2003 and the remaining shares would be released on January 1, 2005. On April 24, 2002, the terms of Mr. Grimes' lock-up agreement were amended to permit the immediate release of 139,280 shares of Telkonet common stock, the release of 50,000 shares of Telkonet common stock on December 1, 2002, the release of 50,000 shares of Telkonet common stock on December 1, 2003 and the release of the remaining Telkonet common stock on January 1, 2005. The revised lock-up agreement also provided for the release of common stock in proportion to the number of options to purchase Telkonet common stock exercised by Mr. Grimes from time to time during the term of the lock-up agreement. As of December 31, 2002, Mr. Grimes had exercised all of the options issued to Mr. Grimes in the repurchase. Consequently, all of the shares subject to Mr. Grimes' revised lock-up agreement were released as of December 31, 2002. Notwithstanding the release of Mr. Grimes' shares of common stock pursuant to the terms of the lock-up agreement, since Mr. Grimes is an "affiliate" of the Company within the meaning of Rule 144 promulgated under the Securities Act of 1933, his shares will be subject to certain restrictions on transfer pursuant to Rule 144(e)(1).

         Mr. Larson surrendered 705,000 shares of Telkonet common stock and options to purchase 200,000 shares of Telkonet common stock owned by him. In consideration of the surrender of these shares and options, Telkonet retained Mr. Larson as a consultant for a period of three years and issued to Mr. Larson fully vested options to purchase 1,000,000 shares of Telkonet common stock at fair market value on the date of exercise, but not less than $1.00 per share. In addition, Mr. Larson agreed that certain shares of Telkonet common stock owned by him would be subject to a 36-month lock-up agreement under which 50,000 shares would be released on each of December 1, 2002 and December 1, 2003 and the remaining shares would be released on January 1, 2005. On April 24, 2002, the terms of Mr. Larson's lock-up agreement were amended to permit the immediate release of 139,280 shares of Telkonet common stock, the release of 50,000 shares of Telkonet common stock on December 1, 2002, the release of 50,000 shares of Telkonet common stock on December 1, 2003 and the release of the remaining Telkonet common stock on January 1, 2005. The revised lock-up agreement also provides for the release of common stock in proportion to the number of options to purchase Telkonet common stock exercised by Mr. Larson from time to time during the term of the lock-up agreement.

         Mr. Sadle surrendered 2,147,694 shares of Telkonet common stock and options to purchase 200,000 shares of Telkonet common stock owned by him. In consideration of the surrender of these shares and options, the Board of Directors granted Mr. Sadle options to purchase 1,000,000 shares of Telkonet common stock at fair market value on the date of exercise, but not less than $1.00 per share. In addition, Mr. Sadle agreed that certain shares of Telkonet common stock owned by him would be subject to a 36-month lock-up agreement under which 50,000 shares would be released on each of December 1, 2002 and December 1, 2003 and the remaining shares would be released on January 1, 2005. On April 24, 2002, the terms of Mr. Sadle's lock-up agreement were amended to permit the immediate release of 139,280 shares of Telkonet common stock, the release of 50,000 shares of Telkonet common stock on December 1, 2002, the release of 50,000 shares of Telkonet common stock on December 1, 2003 and the release of the remaining Telkonet common stock on January 1, 2005. The revised lock-up agreement also provides for the release of common stock in proportion to the number of options to purchase Telkonet common stock exercised by Mr. Sadle from time to time during the term of the lock-up agreement. As of December 31, 2002, Mr. Sadle had exercised all of the options issued to Mr. Sadle in the repurchase. Consequently, all of the shares subject to Mr. Sadle's revised lock-up agreement were released as of December 31, 2002.

         Mr. Sadle's employment agreement was also amended to include a provision by which Mr. Sadle would be required to forfeit shares of Telkonet common stock owned by him, up to an aggregate of 1,500,000 shares of common stock, in the event he voluntarily terminated his employment prior to the end of its 36-month term. Pursuant to the amended employment agreement, Mr. Sadle was required to forfeit 40,000 shares for each month following the month in which he resigned until the expiration of the amended employment agreement. The amended employment agreement also extended the term of Mr. Sadle's employment until December 31, 2004. On January 30, 2003, the Board of Directors approved an amendment to Mr. Sadle's employment agreement that permits the release of the 1,500,000 shares of common stock subject to forfeiture upon Mr. Sadle's resignation in proportion to the number of options to purchase Telkonet common stock exercised by Mr. Sadle from time to time during the term of the employment agreement. As of December 31, 2002, Mr. Sadle had exercised all of the options issued to Mr. Sadle in the repurchase. Consequently, all of the shares subject to forfeiture pursuant to Mr. Sadle's revised employment agreement were released from such forfeiture restriction as of January 30, 2003. Notwithstanding the release of Mr. Sadle's shares of common stock pursuant to the terms of the lock-up agreement and the amended employment agreement, since Mr. Sadle is an "affiliate" of the Company within the meaning of Rule 144, his shares will be subject to certain restrictions on transfer pursuant to Rule 144(e)(1).

         LOANS BY OFFICERS AND SIGNIFICANT STOCKHOLDERS

         In 2001 and 2002, Ronald W. Pickett and Stephen Sadle, each of whom is a director of Telkonet and owns in excess of 5.0% of the issued outstanding Telkonet common stock, loaned $200,000 and $4,830, respectively, to Telkonet for working capital purposes. At the time of such loan, no formal repayment terms or arrangements were agreed to by the parties. On December 30, 2002, the aggregate remaining principal balance owed by Telkonet to Mr. Pickett was forgiven in exchange for Telkonet Series B Senior Notes. On January 31, 2003, the aggregate principal balance owed by Telkonet to Mr. Sadle was repaid in full, without interest.

         On June 1, 2001, Hugo DeCesaris, a director of Telkonet and a stockholder owning in excess of 5.0% of Telkonet's issued and outstanding common stock, loaned $7,500 to Telkonet for working capital purposes. At the time of such loan, no formal repayment terms or arrangements were agreed to by the parties. As of December 31, 2002, the aggregate remaining principal balance owed by Telkonet to Mr. DeCesaris was $7,500.

         PURCHASE OF CONVERTIBLE DEBENTURES

         During the third quarter of 2001, the Company commenced an offering of up to $1,689,100 of Series A Debentures. The Series A Debentures each accrue interest at 8.0% per annum and mature three years from the date of purchase. Each Series A Debenture is convertible at any time following the six month anniversary of the date of issuance of such Series A Debenture into shares of Telkonet common stock at a conversion price equal to $0.50 per share for each $10,000 principal amount plus interest of the Series A Debenture converted. In connection with the placement of the Series A Debentures, the Company issues non-detachable warrants granting holders the right to acquire 1,689,100 share of the Company's common stock at $1.00 per share.

         During the fourth quarter of 2002, the Company commenced an offering of up to $2,500,000 of Series B Debentures. The Series B Debentures each accrue interest at 8.0% per annum and mature three years from the date of purchase. Each Series B Debenture is convertible at any time following the six month anniversary of the date of issuance of such Series B Debenture into shares of Telkonet common stock at a conversion price equal to $0.55 per share for each $10,000 principal amount plus interest of the Series B Debenture converted. In connection with the placement of the Series B Debentures, the Company also issued non-detachable warrants granting holders the right to acquire 2,500,000 shares of the Company's common stock at $1.00 per share.

         The Series A and Series B Debentures sold in these offerings were sold in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder.

         As of March 26, 2003, Telkonet sold Series A and Series B Debentures having an aggregate principal value of $4,189,100, of which $824,000 was attributable to sales to the following Telkonet directors, officers and 5.0% shareholders, and members of their immediate family:

         NAME                        PURCHASE PRICE                   SERIES
         ----                        --------------                   ------

         Stephen L. Sadle              $   65,000                    Series A

         David Grimes                  $   65,000                    Series A

         Hugo DeCesaris                $   20,000 (1)                Series A
                                       $   22,000 (2)                Series B

         Ronald W. Pickett             $  200,000                    Series B

         E. Barry Smith                $   20,000                    Series B

         Howard E. Lubert              $  100,000                    Series B

         Robert P. Crabb               $    7,000                    Series B

         Peter V. Musser               $  325,000 (3)                Series B

         -----------------
         (1) Includes Series A Debentures having an aggregate principal value of $20,000 purchased by a members of Mr. DeCesaris' immediate family.
         (2) Includes Series B Debentures having an aggregate principal value of $22,000 purchased by a member of Mr. DeCesaris' immediate family.
         (3) Includes Series B Debentures having an aggregate principal value of $25,000 purchased by Mr. Musser's wife, and Series B Debentures having an aggregate principal value of $200,000 purchased by The Musser Foundation, of which Mr. Musser is Managing Director.

                                OTHER INFORMATION

         Brokers and other persons holding Telkonet's common stock in their names, or in the names of a nominee, will be requested to forward this proxy statement and the accompanying materials to the beneficial owners of the common stock and to obtain proxies, and Telkonet will defray reasonable expenses incurred in forwarding such material.

         Telkonet's Annual Report to Stockholders, including audited financial statements and schedules, accompanies this proxy statement.

                              STOCKHOLDER PROPOSALS

         Stockholders may submit written proposals to be considered for stockholder action at Telkonet's 2004 Annual Meeting of Stockholders. To be eligible for inclusion in Telkonet's Proxy Statement for the 2004 Annual Meeting, stockholder proposals must be received by Telkonet by May 7, 2004 and must otherwise comply with applicable Securities and Exchange Commission regulations. Stockholder proposals should be addressed to Telkonet at 902-A Commerce Road, Annapolis, Maryland 21401, Attention: Secretary.

                                       By order of the Board of Directors,

                                       /s/ Robert P. Crabb
                                       -----------------------
                                       Robert P. Crabb
                                       Secretary

                                 TELKONET, INC.

The Annual Meeting of the Stockholders of Telkonet, Inc. will be held on Thursday, September 4, 2003, at 5:00 p.m., local time, at the Radisson Hotel, 511 Lexington Avenue, New York, New York, Dynasty Restaurant, 2nd Floor.

                               TEAR AT PERFORATION
--------------------------------------------------------------------------------

1.       ELECTION OF DIRECTORS  - NOMINEES:

               WARREN V. MUSSER                RONALD W. PICKETT
DAVID W. GRIMES                STEPHEN L. SADLE                A. HUGO DECESARIS

         [ ]   FOR ALL NOMINEES
         [ ]   WITHHELD AS TO ALL NOMINEES
         [ ]   FOR ALL EXCEPT VOTE WITHHELD FROM THE FOLLOWING
               NOMINEE(S):_________________________________________

2. RATIFICATION OF OPTIONS GRANTED UNDER THE TELKONET, INC. AMENDED AND RESTATED STOCK OPTION PLAN

               [ ]  FOR               [ ]  AGAINST            [ ]  ABSTAIN

3.       RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

               [ ]  FOR               [ ]  AGAINST            [ ]  ABSTAIN

4.       ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

               [ ]  FOR               [ ]  AGAINST            [ ]  ABSTAIN

         The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of Telkonet, Inc. called for September 4, 2003, and a Proxy Statement for the Meeting prior the signing of this proxy.

         ______________________________________________ Dated:  __________, 2003

         ______________________________________________ Dated:  __________, 2003
         Please sign exactly as your name(s) appears(s) on this proxy.
         When signing in a representative capacity, please give title.

                                  (continued)

           PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD
                          USING THE ENCLOSED ENVELOPE.




                                 TELKONET, INC.
                               902-A COMMERCE ROAD
                            ANNAPOLIS, MARYLAND 21401

                                      PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TELKONET, INC. FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 4, 2003 AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

         The undersigned, being a stockholder of TELKONET, INC. ("TELKONET"), hereby authorizes Robert P. Crabb, Barry Smith and Stephen L. Sadle , and each of them, with the full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Telkonet to be held at the Radisson Hotel, 511 Lexington Avenue, New York, New York, Dynasty Restaurant, 2nd Floor, on Friday, September 4, 2003 at 5:00 pm local time, and at any adjournment or postponement thereof, with respect to all votes that the undersigned would be entitled to cast, if then personally present, as appears on the reverse side of this proxy.

         In their discretion, the proxies are authorized to vote with respect to matters incident to the conduct of the meeting and upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is exercised.

         Shares of the Common Stock of Telkonet will be voted as specified. If no specification is made, shares will be voted FOR the nominees for director named on the reverse side, FOR ratification of options granted under the Telkonet, Inc. Amended and Restated Stock Option Plan, FOR ratification of the appointment of the independent accountants and IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES as to any other matter which may properly come before the annual meeting.